Inforte Corp. Announces Third Quarter Results

Net Income Jumps to $545,000, a 20 Percent Increase from Last Quarter; Net Revenue at $9.7 Million

CHICAGO, October 25, 2005 /PRNewswire-FirstCall/ -- Customer Intelligence consultancy Inforte Corp. (Nasdaq: INFT - News) announced today that revenue and diluted earnings per share (EPS) were at the high end of guidance for the quarter ending September 30, 2005.

Third quarter revenue was $10.6 million. Net revenue was $9.7 million, which was at the higher end of the guidance range. Diluted earnings per share (EPS) were five cents, matching the high end of the guidance range of one to five cents, and compared to zero cents last year.

Dave Sutton, Inforte's chief executive officer and president, commented, "We had a good quarter fueled by solid growth in our business intelligence and analytics practices, with strong cash flow and our best operating income and margin performance since the fourth quarter of 2000. The integration of GTS has been completed and we have seen immediate synergies leading to new strategy and business intelligence client engagements during the quarter. We also launched our Managed Analytics offerings in the market this quarter and we are starting to see good pipeline for this type of recurring revenue work."

Actual earnings results for the quarter ending September 30, 2005, and financial highlights, are as follows:

o Net income for the quarter increased to $545,000 compared to $5,000 last year. This is a net margin of 5.6 percent and represents a sequential increase of 20 percent. Results include a $76,000 loss on the investment in Provansis LLC.
o Operating income for the quarter increased to $774,000 compared to a loss of $259,000 last year. Results include $187,000 of non-cash compensation related to restricted stock grants. This is an operating margin of 8.0 percent and represents a sequential increase of 37 percent. It is the best operating income and margin performance since the fourth quarter of 2000.
o Gross margin increased to 46.6 percent, up from 45.7 percent last quarter. This compares to 38.5 percent in the third quarter of 2004.
o    Cash flow from operations for the quarter was $1.4 million.
o Excluding the impact of the option exchange tender offer that occurred in the first quarter of 2005, cash flow from operations for the year to date is $871,000 (see footnote 1 to the Non-GAAP Supplemental Information and Inforte's SEC filings for more detail on the tender offer).
o Utilization was 65 percent compared to 64 percent in the third quarter last year.
o Quarterly revenue per consultant and revenue per employee were $211,000 and $170,000 annualized respectively. This compares to $177,000 and $149,000 respectively for the third quarter of last year.
o As of September 30, 2005, we had 230 employees in total, 186 of which were billable. This compares to 212 employees last quarter, of which 170 were billable.
o As of September 30, 2005, cash and marketable securities were $31.6 million.

Nick Heyes, Inforte's chief financial officer, commented, "The third quarter is a seasonally weak quarter for us so we are pleased to be able to report such good results. Even with our utilization below targeted levels we have managed to increase the profitability of our business and have had improvements in most of our other key metrics for the quarter. In particular, given that our customer management related revenue decreased to 18 percent of net revenue compared to 34 percent last quarter, we did well to keep our overall net revenue at about the same level as last quarter. As we look to set our guidance for the fourth quarter, there are a number of factors that are driving more uncertainty than normal and they include the potential continuation of decline in the customer management revenue, the speed of closing the growing managed analytics pipeline, the impact of Provansis as it ramps up and a recent phenomena of quarters firming up much later in the period. We have therefore widened the guidance range to reflect this."

Guidance is as follows:

o Inforte's net revenue guidance for 4Q05 is now at a range of $8.5 million to $10 million
o    EPS guidance for 4Q05 is now at a range of zero to five cents
o Net revenue guidance for 1Q06 is set at a range of $9 million to $10 million; 1Q06 EPS guidance is set at a range of one to five cents
o    EPS guidance for all future quarters includes non-cash compensation expense
o 2005 full year net revenue guidance is a range of $36.7 million to $38.2 million; EPS guidance for the full year excluding expenses incurred in the first quarter from the option exchange tender offer is a range of nine to fourteen cents (see footnote 1 to the Non-GAAP Supplemental Information and Inforte's SEC filings for more detail on the tender offer)

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ from forward-looking results for a number of reasons, including but not limited to, Inforte's ability to: (i) effectively forecast demand and profitably match resources with demand during a period of tight client budgets and lower spending levels, and when worldwide economic and geopolitical uncertainty is high; (ii) attract and retain clients and satisfy our clients' expectations; (iii) recruit and retain qualified professionals; (iv) accurately estimate the time and resources necessary for the delivery of our services; (v) build and maintain marketing relationships with leading software vendors while occasionally competing with their professional services organizations; (vi) compete with emerging alternative economic models for delivery, such as offshore development; (vii) integrate acquired businesses;
(viii) grow new areas of its business, such as business intelligence and managed analytics; and (ix) identify and successfully offer the solutions that clients demand; as well as other factors discussed from time to time in our SEC filings.


Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. All forward-looking statements included in this document are made as of the date hereof, based on information available to Inforte on the date thereof, and Inforte assumes no obligation to update any forward-looking statements.

About Inforte Corp.
Inforte Corp. increases the competitive strength of its Global 1000 clients by providing them with insight, intelligence and an infrastructure to close the fact-gap and enable more timely and profitable decision-making. Inforte consultants combine real-world industry, functional and analytical expertise with innovative go-to-market strategies and technology solutions, ensuring that our clients can drive transformational, measurable results in their customer interactions. Inforte is headquartered in Chicago and has offices in Atlanta;


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

Dallas; Delhi, India; Hamburg, Germany; London; Los Angeles; San Francisco; Walldorf, Germany; and Washington, D.C. For more information, contact Inforte at
800.340.0200 or visit www.inforte.com.

CONTACT:  kelly.richards@inforte.com, or ir@inforte.com.

Visit http://www.inforte.com/investor/ to access the October 25, 2005, Investor Conference Call web cast, which begins at 8:30 a.m. Eastern.






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

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                         (000's, except per share data)

                                                        THREE MONTHS ENDED          NINE MONTHS ENDED
                                                          SEPTEMBER 30,               SEPTEMBER 30,
                                                    ------------------------      ------------------------
                                                        2004          2005          2004          2005
                                                    ----------    ----------      ----------   ----------
                                                    (Unaudited)   (Unaudited)     (Unaudited)  (Unaudited)
Revenues:

  Revenue before reimbursements (net revenue)         $11,516      $ 9,711         $34,160       $28,160
  Reimbursements                                        1,675          922           4,886         2,912
                                                     --------     --------        --------      --------
Total revenues                                         13,191       10,633          39,046        31,072

Operating expenses:
  Project personnel and related expenses                7,085        5,187          19,842        16,267
  Reimbursed expenses                                   1,675          922           4,886         2,912
  Sales and marketing                                   1,178          638           3,757         1,942
  Recruiting, retention and training                      370          324           1,104           785
  Management and administrative                         3,142        2,788           9,037         9,382
                                                     --------     --------        --------      --------
          Total operating expenses                     13,450        9,859          38,626        31,288

Operating income (loss)                                  (259)         774             420          (216)
Loss on investment in affiliate                             -          (76)              -           (76)
Interest income, net and other                            267          214             772           671
                                                     --------     --------        --------      --------
Income before income tax                                    8          912           1,192           379
Income tax expense                                          3          367             476           150
                                                     --------     --------        --------      --------
Net income                                            $     5      $   545         $   716       $   229
                                                     ========     ========        ========      ========

Earnings per share:
-Basic                                                  $0.00        $0.05           $0.06         $0.02
-Diluted                                                $0.00        $0.05           $0.06         $0.02

Weighted average common shares outstanding:
-Basic                                                 11,056       11,260          11,030        11,209
-Diluted                                               11,183       11,694          11,302        11,516

Expenses as a percentage of net revenue
 Project personnel and related expenses                 61.5%        53.4%           58.1%         57.8%
 Sales and marketing                                    10.2%         6.6%           11.0%          6.9%
 Recruiting, retention, and training                     3.2%         3.3%            3.2%          2.8%
 Management and administrative                          27.3%        28.7%           26.5%         33.3%
 Income tax rate                                        40.0%        40.2%           40.0%         39.6%

Margins
 Gross income                                           38.5%        46.6%           41.9%         42.2%
 Operating income                                       -2.2%         8.0%            1.2%         -0.8%
 Pretax income                                           0.1%         9.4%            3.5%          1.3%
 Net income                                              0.0%         5.6%            2.1%          0.8%

Year-over-year change
 Net revenue                                                          -16%                          -18%
 Gross income                                                           2%                          -17%
 Operating income                                                     399%                         -152%
 Pretax income                                                     10,797%                          -68%
 Net income                                                        10,756%                          -68%
 Diluted EPS                                                            -                           -67%

                NON-GAAP SUPPLEMENTAL INFORMATION (UNAUDITED) (1)
                            STATEMENTS OF OPERATIONS
                         (000's, except per share data)


                                                        NINE MONTHS ENDED
                                                           SEPTEMBER 30,
                                                    -------------------------
                                                        2004          2005
                                                     ----------  ----------
                                                    (Unaudited)  (Unaudited)

Operating income (loss)                                  420          (216)
Tender offer related charges                               -         1,316
Loss on investment in affiliate                            -           (76)
Interest income, net and other                           772           671
                                                    --------      --------
Income before income tax                               1,184         1,695
Income tax expense                                       473           671
                                                    --------      --------
Net income                                          $    711      $  1,024
                                                    ========      ========
Earnings per share:
-Basic                                              $   0.06      $   0.09
-Diluted                                            $   0.06      $   0.09

Weighted average common shares outstanding:
-Basic                                                11,030        11,209
-Diluted                                              11,302        11,516

Expenses as a percentage of net revenue
 Project personnel and related expenses                58.1%         56.7%
 Sales and marketing                                   11.0%          6.5%
 Recruiting, retention, and training                    3.2%          2.8%
 Management and administrative                         26.5%         30.1%

Margins
 Gross income                                          41.9%         43.3%
 Operating income                                       1.2%          3.9%
 Pretax income                                          3.5%          6.0%
 Net income                                             2.1%          3.6%

Year-over-year change
 Net revenue                                                          -18%
 Gross income                                                         -15%
 Operating income                                                     162%
 Pretax income                                                         42%
 Net income                                                            43%
 Diluted EPS                                                           50%


(1) The Non-GAAP supplemental information shows results excluding the impact of one-time charges related to the tender offer to convert certain stock options into cash and restricted stock and a one-time cash distribution to stockholders that occurred in the first quarter of 2005. The total expense of $1,316 included: (i)$848 for charges related to the exchange of stock options for cash; (ii) $378 for common stock grants to employees who had chosen not to exercise options prior to the one-time cash distribution; and (iii) $90 for professional services. The non-GAAP results are provided in order to enhance the user's overall understanding of the company's current and future financial performance by excluding certain items that management believes are not indicative of its core operating results and by providing results that provide a more consistent basis for comparison between quarters. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

                                  INFORTE CORP.
                           CONSOLIDATED BALANCE SHEETS
                                     (000's)

                                                            SEPT 30,     DEC 31,    MAR 31,    JUNE 30,    SEPT 30,
                                                              2004        2004       2005        2005        2005
                                                           --------     --------   --------    --------    --------
                                                          (Unaudited)             (Unaudited) (Unaudited) (Unaudited)
                           ASSETS
Current assets:
  Cash and cash equivalents                               $  18,889   $  20,817   $  22,041   $   9,471   $  12,107
  Short-term marketable securities                           25,457      24,657      24,036      20,022      18,996
  Accounts receivable                                         7,469       7,491       6,760       7,875       8,707
  Allowance for doubtful accounts                              (500)       (450)       (450)       (450)       (450)
                                                           --------    --------    --------    --------    --------
  Accounts receivable, net                                    6,969       7,041       6,310       7,425       8,257
  Note receivable from affiliate                                  -           -           -           -         429
  Prepaid expenses and other current assets                     985         875       1,163       1,212       1,066
  Interest receivable on investment Securities                  389         383         399         261         204
  Deferred income taxes                                         622       2,662       2,424       1,053       1,073
  Income taxes recoverable                                      501       1,025       1,042       1,013         218
                                                           --------    --------    --------    --------    --------
          Total current assets                               53,812      57,460      57,415      40,457      42,350

Computers, purchased software and property                    3,113       3,218       2,642       2,602       2,111
Less accumulated depreciation and amortization                1,907       2,125       1,623       1,754       1,091
                                                           --------    --------    --------    --------
--------
Computers, purchased software and property, net               1,206       1,093       1,019         848       1,020

Long-term marketable securities                              14,136      12,106       6,086       3,543         492
Intangible assets                                                38          -           -           -           64
Goodwill                                                     11,737      11,726      11,726      11,726      14,107
Deferred income taxes                                           295         207         366       1,495       1,565
Investment in affiliate                                           -           -           -       2,000       1,924
                                                           --------    --------    --------    --------    --------
          Total assets                                    $  81,224   $  82,592   $  76,612   $  60,069   $  61,522
                                                           ========    ========    ========    ========    ========
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                        $     995   $     756   $     710   $     413   $     666
  Income taxes payable                                            -       1,309         148         260         359
  Accrued expenses                                            2,738       2,364       2,274       2,890       3,012
  Accrued loss on disposal of Leased property                   346       2,278       1,826       1,492       1,106
  Current portion of deferred acquisition payments            3,150       3,150       3,150       3,150       3,550
  Dividends declared                                              -           -      17,375           -           -
  Deferred revenue                                            2,209       1,667       1,085       1,166       1,084
                                                           --------    --------    --------    --------    --------
          Total current liabilities                           9,438      11,524      26,568       9,371       9,777

Non current liabilities:
  Non-current portion of deferred acquisition payment         3,150       3,150           -           -         400
Stockholders' equity:
  Common stock, $0.001 par value
    authorized- 50,000,000 shares; issued and
    outstanding (net of treasury stock)- 11,892,039 as
    of Sept. 30, 2005                                            11          11          11          12          12
  Additional paid-in capital                                 80,384      80,652      74,015      74,170      74,168
  Cost of common stock in treasury (2,720,823 shares as
    of Sep. 30, 2005)                                       (24,997)    (24,997)    (24,997)    (24,997)     (24,997)
  Stock-based compensation                                      180         181         585         823       1,011
  Retained earnings                                          12,742      11,462           -         454
999
  Accumulated other comprehensive income                        316         609         430         236         152
                                                           --------    --------    --------    --------    --------
          Total stockholders' equity                         68,636      67,918      50,044      50,698      51,345
                                                           --------    --------    --------    --------    --------
         Total liabilities and stockholders' equity       $  81,224   $  82,592   $  76,612   $  60,069   $  61,522
                                                           ========    ========    ========    ========    ========
Total cash and marketable securities                      $  58,482   $  57,580   $  52,163   $  33,036   $  31,595

                                  INFORTE CORP.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (000's)

                                                          THREE MONTHS ENDED            NINE MONTHS ENDED
                                                             SEPTEMBER 30,                 SEPTEMBER 30,
                                                          -----------------------     ----------------------
                                                              2004         2005           2004         2005
                                                          ----------    ---------     ----------     ----------
                                                          (Unaudited)  (Unaudited)    (Unaudited)    (Unaudited)
Cash flows from operating activities
Net income                                                $       5    $     545       $     716     $     229
Adjustments to reconcile net income to net
cash provided by operating activities:
  Depreciation and amortization                                 435          293           1,216           979
  Loss on investment in affiliate                                 -           76               -            76
  Stock based compensation                                       19          188             180           830
  Deferred income taxes                                          48          (90)             74           231
Changes in operating assets and liabilities
  Accounts receivable                                         1,424         (722)           (464)       (1,106)
  Prepaid expenses and other current assets                      84          158            (237)           (8)
  Unbilled Revenue                                                -          463               -           463
  Accounts payable                                             (346)         (78)           (607)         (421)
  Income taxes                                                  (41)         894          (1,142)         (143)
  Accrued expenses and other                                   (650)        (264)         (1,823)         (524)
  Deferred revenue                                             (569)         (82)           (556)         (583)
                                                           --------     --------        --------      --------
Net cash provided by (used in) operating
  activities                                                    409        1,381          (2,643)           23

Cash flows from investing activities
  Note receivable from affiliate                                  -         (375)              -          (425)
  Investment in affiliate                                         -            -               -        (2,000)
  Acquisition of Compendit/GTS, net of cash                      (1)      (2,177)         (5,677)       (5,327)
  Decrease in marketable securities                             981        3,981           3,315        16,715
  Purchases of property and equipment                          (431)        (116)           (841)         (278)
                                                           --------     --------        --------      --------
Net cash provided by (used in)
  investing activities                                          549        1,313          (3,203)        8,685

Cash flows from financing activities
  Proceeds from stock option and purchase plans                 178            -             593           202
  Dividends                                                       -            -               -       (17,375)
                                                           --------     --------        --------      --------
Net cash provided by financing activities                       178            -             593       (17,173)
                                                           --------     --------        --------      --------
Effect of changes in exchange rates on cash                     (14)         (58)             71          (245)
Increase (decrease) in cash and cash equivalents              1,122        2,636          (5,182)       (8,710)
Cash and cash equivalents, beginning of period               17,767        9,471          24,071        20,817
                                                           --------     --------        --------      --------
Cash and cash equivalents, end of period                    $18,889    $  12,107       $  18,889     $  12,107
                                                           ========     ========        ========      ========


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